UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 17, 2008 (March 12, 2008)
ADVOCAT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard, Brentwood, TN 37027
(Address of principal executive offices)
(615) 771-7575
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers
2008 Annual Incentive Plan
     On March 12, 2008, the Compensation Committee of the Board of Directors of Advocat approved the 2008 Annual Incentive Plan for the Company’s Executive Officers. The 2008 Plan is similar to the 2007 plan. The 2008 Plan provides the following Target Bonus.

Named Executive Officer	Bonus Target
William R. Council, III	50% of base salary
Raymond L. Tyler	40% of base salary
L. Glynn Riddle	35% of base salary
     As described in more detail below, the Bonus Target is based on achieving 100% of budget on the net operating income category. Therefore, if the Company achieves over 100% of budget in this category, the bonus percentage could be higher than the Bonus Target disclosed above.
     The following categories make up the potential bonus amount:

Net operating income (as defined)	70%
Discretionary/quality measures/individual performance	30%

Total	100%
     Net Operating Income. 70% of the bonus is based on operating income performance. This metric will be measured using budgeted operating income/loss, adjusted for the non-cash impact of professional liability expense. In addition, the Board will have the discretion to make other adjustments for unusual/unbudgeted items.
     The potential bonus available would be adjusted based on actual performance, as follows:
•	80% (or less) of budget — executive would earn 0% of the target bonus for this category.

•	81% to 100% of budget — executive would earn 5% of the target bonus for this category for each 1% of budget achieved above 80%.

•	101% to 125% — 15% of the incremental earned net operating income would be placed into a pool, to be shared among the participants. Sharing of the pool can be discretionary and/or pro rata.

•	Above 125% — additional amounts may be awarded at the discretion of the Board of Directors.
     Discretionary: 30% of the bonus would be based on subjective matters of performance to be awarded at the discretion of the board, including quality of care measures.

     In addition, the 2008 Plan allows the Compensation Committee, in its sole discretion, to pay all or part of the bonus earned under the 2008 Plan in shares of common stock of the Company. The number of shares that would be issued in the discretion of the Compensation Committee would be such number of shares with a fair market value on the date of award equal to the amount of the bonus being paid in common stock.
Long —Term Incentive Grants
     In connection with the Company’s 2007 performance, on March 14, 2008, the Compensation Committee granted stock-only stock appreciation rights (“SOSARs”). SOSARs are stock appreciation rights that are settled in shares of Company stock. The SOSARs have an exercise price equal to $10.88, the average of the high and low price of the stock on the date of grant and vest one-third on each of the 1st, 2nd and 3rd anniversaries of the date of grant. Since the value of the SOSAR to the recipient is dependent on the increase in the value of the underlying stock, an award of this nature is also aligned with the interests of the shareholders. The following table discloses the SOSARs granted to each of the Named Executive Officers.

Named Executive Officer	SOSAR Grant
William R. Council, III	25,000
Raymond L. Tyler	15,000
L. Glynn Riddle	10,000
2007 Bonuses
The Compensation Committee approved the payment of bonuses for the Named Executive Officers based upon the Company’s and their individual performance in 2007, as follows:

Named Executive Officer	2007 Bonus
William R. Council, III	298,835
Raymond L. Tyler	156,923
L. Glynn Riddle	111,792
2008 Base Salaries
The Compensation Committee has approved the following base salaries for the Named Executive Officers for 2008:

Named Executive Officer	2008 Base Salary
William R. Council, III	442,000
Raymond L. Tyler	308,148
L. Glynn Riddle	228,596

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ William R. Council, III
William R. Council, III
Chief Executive Officer

Date: March 17, 2008